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                                                                     Exhibit 4.4

                   FORM OF FLOATING RATE DEBT SECURITY (LIBOR)

                  (FORM OF FACE OF FLOATING RATE DEBT SECURITY)

    [IF THE DEPOSITORY TRUST COMPANY IS THE DEPOSITORY, INSERT THE FOLLOWING:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE FOLLOWING:

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

No. ___                                                              $__________

                           Verizon Communications Inc.

                            [TITLE OF DEBT SECURITY]

VERIZON COMMUNICATIONS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of _______________________ Dollars on ______________ (the
"Maturity Date"), and to pay interest on said principal sum at the floating rate per annum determined in accordance with the provisions below (the "Interest Rate"), until the principal hereof is paid or duly provided for, and (to the extent that payment of such interest is legally enforceable) at the Default Rate (as defined below) per annum on any overdue principal, premium, if any, and/or interest. The Company will pay interest in arrears on each Interest Payment Date (as defined below), commencing with the first Interest Payment Date next succeeding ___________ (the "Original Issue Date"), and on the Maturity Date. Interest on this Debt Security will be computed on the basis of a 360-day year for the actual number of days elapsed. As used herein, "Interest Payment Date" means each ________________ in each year, provided that if any such date falls on a day that is not a Business Day with respect to this Debt Security the applicable Interest Payment Date shall be the next succeeding Business Day unless such Business Day is in the next succeeding calendar month, in which case the applicable Interest Payment Date shall be the immediately preceding Business Day.

Interest on this Debt Security will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the next applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The amount of accrued interest payable for any Interest Period shall be calculated by multiplying the face amount of this Debt Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date, or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the Interest Rate applicable to such day by 360.

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If the Maturity Date of this Debt Security falls on a day that is not a Business
Day, the payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day, as if made on the date such payment was due, and no interest on such payment shall accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Debt Security (or one or more predecessor Debt Securities) is registered (the "holder") at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date shall be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the reverse hereof), notice whereof shall be given to the holder of this Debt Security by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Debt Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture. The Default Rate applicable to this Debt Security shall be LIBOR [plus/minus] __%.

Payment of principal, premium, if any, and interest in respect of this Debt Security shall be made in immediately available funds upon presentation and surrender of this Debt Security (and, with respect to any applicable repayment of this Debt Security, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee ("Corporate Trust Office") in the Borough of Manhattan, The City of New York, State of New York, or at such other paying agency in The City of New York, State of New York, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee.

As used herein, "Business Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York, State of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided, that such day is also a London Business Day. "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

The Interest Rate on this Debt Security shall be calculated by an agent appointed by the Company for the purpose (the "Calculation Agent") and shall be equal to LIBOR (as defined below) [plus/minus] _____%; provided, however, that the Interest Rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date (as defined below) shall be _____% (the "Initial Interest Rate"). The Interest Rate shall be reset each ________ (each an "Interest Reset Date"), commencing ______, ____ (the "Initial Interest Reset Date"). The Interest Rate in effect on each day that is not an Interest Reset Date shall be the Interest Rate determined as of the second London Business Day (as defined below) preceding the applicable Interest Reset Date (each an "Interest Determination Date") pertaining to the immediately preceding Interest Reset Date and the Interest Rate in effect on any day that is an Interest Reset Date shall be the Interest Rate determined as of the Interest Determination Date pertaining to such Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

"LIBOR" shall be determined by the Calculation Agent in accordance with the following provisions:

      (i) With respect to any Interest Determination Date, LIBOR shall be the rate for deposits in United States dollars having a maturity of __ months commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such Interest Determination Date. If no such rate appears LIBOR in respect to such Interest Determination Date shall be determined in accordance with the provisions described in (ii) below.

      (ii) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of __ months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time,

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

on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are so provided, then LIBOR on such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a __ month maturity and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such Interest Determination Date.

"Telerate Page 3750" means the display designated as "Page 3750" on Telerate, Inc. (or any successor service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

The Interest Rate applicable to each Interest Period commencing on the related Interest Reset Date shall be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below).

The Calculation Agent (which initially shall be Wachovia Bank, National Association and which may be changed by the Company from time to time) shall calculate the Interest Rate on this Debt Security on or before each Calculation Date and, upon request, provide holders of the Debt Securities the Interest Rate then in effect and, if determined, the Interest Rate which shall become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Debt Security. The Calculation Agent's determination of any interest rate shall be final and binding absent error in the calculation thereof. The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (a) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Notwithstanding the other provisions herein, the Interest Rate hereon shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Except as otherwise provided herein, all percentages resulting from any calculation shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

The Company is obligated to make payments of principal, premium, if any, and interest, if any, in respect of this Debt Security in United States dollars.

This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:                                               VERIZON COMMUNICATIONS INC.

                                                     By:________________________

                                       4

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                          CERTIFICATE OF AUTHENTICATION

  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                       Wachovia Bank, National Association

                      as Trustee, Authenticating Agent and

                               Security Registrar

                    By ______________________________________

                              Authorized Signatory

Dated:

                       (FORM OF REVERSE OF DEBT SECURITY)

This Debt Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 2000, duly executed and delivered by the Company, as successor in interest to Verizon Global Funding Corp. and Wachovia Bank, National Association, formerly known as First Union National Bank (hereinafter referred to as the "Trustee"), as amended and supplemented (the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (herein called the "Debt Securities") unlimited in aggregate principal amount.

[INSERT IF GLOBAL DEBT SECURITY -- Beneficial interests in this Global Debt Security may be held in denominations of $5,000 and integral multiples of $1,000 in excess of $5,000. This Global Debt Security shall be exchangeable for Debt Securities in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered or in good standing under the Securities Exchange Act of 1934 or other applicable statute and a successor depository is not appointed by the Company within 90 days or (ii) the Company executes and delivers to the Trustee an Officers' Certificate that the Global Debt Security shall be so exchangeable. To the extent that the Global Debt Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debt Securities registered in such names as the Depository shall direct. Debt Securities represented by this Global Debt Security that may exchanged for Debt Securities in definitive form under the circumstances described in this paragraph will be exchangeable only for Debt Securities in definitive form issued in denominations of $5,000 and integral multiples of $1,000 in excess of $5,000. Notwithstanding any other provision herein, this Global Debt Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.]

In case an Event of Default, as defined in the Indenture, with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times and place and at the rate and in the money herein prescribed.

The Debt Securities are issuable as registered Debt Securities without coupons. [*IF THE ISSUE IS DENOMINATED IN U.S. DOLLARS, INSERT THE FOLLOWING: The Debt Securities shall be in denominations of $5,000 and integral multiples of $1,000 in excess of $5,000.*] Debt Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of New York, State of New York, for other Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

[The Debt Securities will not be redeemable prior to maturity.]

                                       OR

[The Debt Securities will not be redeemable prior to ____________. Thereafter, the Debt Securities will be redeemable on not less than 30 nor more than 60 days' notice given as provided in the Indenture, as a whole or in part, at the option of the Company at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.]

As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in the City of New York, State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debt Security the Company, the Trustee, any paying agent and any Security Registrar for the securities may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 310 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar for the securities shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

[INSERT IF GLOBAL DEBT SECURITY -- The Depository by acceptance of this Global Debt Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Debt Security unless such beneficial interest is in an amount equal to an authorized denomination for Debt Securities of this series.]

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

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